FORM 8-K

                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 CURRENT REPORT

                          Pursuant to Section 13 or 15(d)
                           of the Securities Act of 1934


          Date of Report (Date of earliest event reported) June 26, 2000

                        COMMISSION FILE NUMBER: 000-26051


                            TheInternetCorp.net, Inc.

                      (Name of Registrant in its charter)

          Nevada                         454390                  88-0424430
(State of  incorporation)    (Primary Standard Industrial     (I.R.S. Employee
                              Classification Code Number)
Identification No.)


  101 Colombard Court, Ponte Vedra, Florida                      32082
  (Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number:  (904) 285-7738; Fax 603-375-6582



            3158 Redhill Ave., Ste. 240. Costa Mesa, California 92626 (Former name or former address, if changed since last report)






FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," "TICN" or "the Company" refer to TheInternetCorp.net, Inc. and its subsidiary.

Safe Harbor Statement

         This Form 8-K contains certain forward-looking statements. For this purpose any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as may, will, expect, believe, anticipate, estimate or continue or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure by us to successfully develop business relationships.

Item 1. Changes in Control of Registrant.

We completed our acquisition of 100% of the issued and outstanding common shares of RiderNews.com, Inc., a private Florida company, in exchange for 11,060,000 shares of us. We plan to merge RiderNews into us in the future. At the present time, RiderNews is operating as a wholly-owned subsidiary.

The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of TICN and RiderNews on June 26, 2000. The unanimous approval of the shareholders of RiderNews was obtained under applicable Florida state corporate law.

     Prior to the exchange, TICN had 1,000,000 shares of common stock, par value $.001, issued and outstanding and no shares of preferred stock outstanding. Immediately subsequent to the stock exchange, TICN had 12,060,000 shares of common stock outstanding. By virtue of the exchange, TICN acquired 100% of the issued and outstanding common stock of RiderNews, which will be operated as a wholly owned subsidiary.

The officers of TICN continue as officers of TICN subsequent to the Exchange Agreement with the addition of Mr. Vincent van den Brink. See "Management" below. The officers, directors, and by-laws of TICN and RiderNews will continue without change.

A copy of the Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

(b) The following table sets forth certain information regarding beneficial ownership of the common stock of TICN as of June 27, 2000 by:

* each person or entity known to own beneficially more than 5% of the common stock;

* each of TICN's directors;
* each of TICN's named executive officers; and
* all executive officers and directors of TICN as a group.

                             NUMBER OF SHARES
BENEFICIAL OWNER             BENEFICIALLY OWNED          PERCENTAGE

Karen Bohringer                1,000,000                  8.29%

Goldenvale (1)                 5,250,000                 43.53%
Investment
Holdings, Ltd.


Vincent van den Brink            100,000                   .83%

All Executive Officers         6,350,000                 52.65%
and Directors & Affiliates
As a group (2 persons)

1. The address for each of these shareholders is c/o TheInternetCorp.net, Inc. Each person has sole voting and dispositive power with respect to all outstanding shares. Karen Bohringer, along with other family members, is a beneficiary of the Goldenvale Investment Holdings, Ltd., Suite 1A,Hirzel Court, Hirzel Street, St. Peter Port, Guernsey GY1 2NN, Channel Islands.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

   (a) The consideration exchanged pursuant to the Exchange Agreement was negotiated between TICN and RiderNews.

   In evaluating RiderNews as a candidate for the proposed acquisition, TICN used criteria such as its existing internet technology and other businesses and other anticipated operations, and RiderNews' business name and reputation. TICN and RiderNews determined that the consideration for the exchange was reasonable.

   (b) TICN intends to continue its historical businesses and proposed businesses as set forth more fully immediately below.

BUSINESS

Company Organization and Operations.

Up to the present time, TICN has only been in the organizational phase. Over the next 12 months, TICN intends to concentrate its efforts into further development and enhancement of the RiderNews' website (www.ridernews.com). These changes will include additional information and articles of interest to the motorcycle enthusiast. TICN will also be seeking to enhance its advertising revenues by the placement of additional advertising on the website.

TICN intends to become an Internet destination providing community, content and commerce for the sportbike and motorcycle enthusiast. The RiderNews.com website is a location where individuals, can create their own websites, publish pictures of their bikes, share information, communicate, shop and discover meaningful, relevant content targeted to their specific interests.

         TICN anticipates generating revenues from several sources, including, sales of numerous product categories, sales of memberships to our RiderNews.com "premium Members Club", sales of advertising and sponsorships and sales of third-party services. The Company plans to capitalize on current technology and the Internet to develop a direct-to-customer relationship in the motorcycle news industry.

History of TheInternetCorp.net, Inc.

TheInternetCorp.net, Inc. (the "Company") was organized under the laws of the State of Nevada on April 29, 1999, and has December 31 as its fiscal year end. Since inception, the primary activity of the Company has been directed to organizational efforts. The Company was formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the OTC Electronic Bulletin Board.

In May, 1999, the Company entered into an Agreement and Plan of Reorganization to acquire RiderNews.com, Inc. ("Rider"), a Florida corporation formerly known as Cycle-Parts.com, Inc. This agreement provided for the Company to issue and register 10,660,000 shares of its common stock (post-split) to the shareholders of Rider and reserve for issuance and register 2,000,000 shares of its common stock for issuance upon exercise of Rider's outstanding warrants, which will be converted into warrants to purchase the Company's common stock, upon the same terms and conditions of the outstanding Rider warrants. The Company has filed its Registration Statement on Form S-4 to register the stock issuance described above. The Registration Statement has not been declared effective and the Company has voluntarily withdrawn the S-4.

The Company has terminated that previous agreement and on June 26, 2000 enter into the Exchange Agreement and Plan of Reorganization with RiderNews.com, Inc. See Exhibit 2.0. This agreement provided for the Company to issue 11,060,000 shares of its common stock to the shareholders of Rider and reserve 500,000 shares of its common stock for issuance upon exercise of Rider's outstanding warrant which will be converted into a warrant to purchase the Company's common stock, upon the same terms and conditions of the outstanding Rider warrant.

History of RiderNews.com, Inc.

Rider was incorporated in the State of Florida on March 16, 1999 under the name of Cycle-Parts.com, Inc. to acquire the website and business called "cycle-parts.com", which sold motorcycle parts over the internet. When the assets could not be transferred into the corporation, the management, with shareholder approval, changed the name of the corporation to RiderNews.com, Inc. and started the development of their website, ridernews.com. Rider's executive offices are located in Jacksonville, Florida. Rider is a development stage company engaged in the development and marketing of an online motorcycle and racing sports magazine (called an "ezine") on the Internet at its website RiderNews.com.

ADMINISTRATIVE OFFICES

The Company's administrative offices facilities are located at 101 Colombard Court, Ponte Vedra, Florida 32082. To date, the Company has had no business operations. For the most part, the Company's operations have been narrowly confined to research and development, infrastructure and market planning, and cultivation of the sales and marketing of its website. RiderNews has its administrative offices located at 3700 Susan Street, Ste. 200, Santa Ana, California 92704.

TRADEMARKS AND PATENTS

     The Company relies on a combination of trade secret, copyright and trademark law, nondisclosure agreements and technical security measures to protect its products. Notwithstanding these safeguards, it is possible for competitors of the company to obtain its trade secrets and to imitate its products. Furthermore, others may independently develop products similar or superior to those developed or planned by the Company.

LITIGATION

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened.

MANAGEMENT

Directors and Executive Officers.

  The following table sets forth the names and ages of the current directors and executive officers of TICN who will remain so with the combined entity, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Our directors and executive officers are as follows:

Name                           Age                     Positions


--------------------------------------------------------------------------------
Karen Bohringer                40               President and Chairman of
                                                the  Board of  Directors

Vincent van den Brink          58               Secretary/Treasurer/Director

Karen Bohringer

Ms. Bohringer, age 40, will serve as a Director of TICI and RiderNews.com. From 1990 to present, she has been the owner of Bohringer & Associates, a computer training company in Queensland, Australia. In 1983 Ms. Bohringer moved to the United States to undertake computer programming studies. In 1986 she received a Certificate with Honors from Harvard University, Boston, MA in Advanced Cobol Programming and a Diploma in 1985 from the American Institute of Computer Programming in Atlanta, GA. Upon returning to Australia, Ms. Bohringer lectured on programming languages at Hales Private College, Melbourne, for 18 months. From 1987 to 1989, she was employed as the Australian Training Manager for MAI Basic Four, an American computer hardware/software company, and traveled extensive completing software installations and staff training. In 1990, Ms. Bohringer formed Bohringer & Associates, to do contract computer training for such companies as the Australian Securities Commission, Australian Wool Corporation, B.H.P., Shell Oil, the Supreme Court, the Premiers Department, Director of Public Prosecutions, Department of Health, and the Department of Housing. Ms. Bohringer has lectured as the Royal Melbourne Institute of Technology on Pascal Programming.

Vincent van den Brink

Mr. Vincent Van Den Brink has been President, Secretary and Director of the Company since April 29, 1999 until his resignation May 17, 2000. He became an officer and director of RiderNews.com on June 22, 2000 and became an officer and director of the Company upon the completion of the Exchange Agreement. Since October 1997 to present, he has been a Financial Consultant with Airway Capital, Santa Ana, California, providing asset based lending, factoring, equipment leasing, and export financing for various businesses. From June 1985 until May 1997, he was a Business Consultant writing business plans and business development plans for companies across the country. Since 1978 to present, in addition to working for the above companies, he has been operating an export business providing export consulting, export products and sourcing products for international for international clients. He holds degrees in automotive engineering, business administration, and small business management. He is fluent in English, Dutch, German and Afrikaans.

The directors named above will serve until the next annual meeting of the Company's shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the Board of directors, absent any employment agreement.

EXECUTIVE COMPENSATION

There were no stock awards, restricted stock awards, stock options, stock appreciation on rights, long-term incentive plan compensation or similar rights granted to any Named Executive Officer during any of the Company's last fiscal year. None of the Named Executive Officers presently holds directly any stock options or stock purchase rights. The Company has no retirement, pension, profit sharing or other plan covering its Officers and Directors.

CERTAIN TRANSACTIONS

Acquisition of Controlling Interest

In May, 2000, Karen Bohringer acquired ownership of 100% of the issued and outstanding shares of Common Stock of the Company. Subsequently, the Company entered into the June 26, 2000 Exchange Agreement and Plan of Reorganization which was completed and resulted in 11,060,000 shares being issued to the shareholders of RiderNews.com, Inc.

Future Transactions

Any future transactions, including loans, between the Company and any of its officers, directors, affiliates and principal shareholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Any such transactions will be subject to approval of a majority of the
Board of Directors.

Recent Stock Issuances

The Company entered into the June 26, 2000 Exchange Agreement and Plan of Reorganization which was completed and resulted in 11,060,000 shares being issued to the shareholders of RiderNews.com, Inc.

RESOLVING CONFLICTS OF INTEREST.

The Board of Directors has determined that its Directors are to disclose all conflicts of interest and all corporate opportunities to the entire Board of Directors. Any transaction involving a conflict of interest engaged in by the Company shall be on terms no less favorable than could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the Board of Directors and the Board determines that the Company shall not pursue the corporate opportunity.

DESCRIPTION OF SECURITIES

General

The Company's authorized capital structure presently consists of one class of Common Stock. There are authorized 100,000,000 shares of a voting Common Stock, par value $0.001 per share, of which 12,060,000 shares are issued and outstanding as of June 27, 2000. There is currently outstanding one warrant to purchase 500,000 shares of the Company's Common Stock.

Description of Common Stock

The Company is authorized for the issuance of 100,000,000 shares of a voting Common Stock, par value $0.001 per share, of which 12,060,000 shares are issued and outstanding as of June 27, 2000. Each issued and outstanding share entitles its holder to one vote. The shares of the Company's Common Stock have no preemptive or other subscription rights, have no conversion rights. In the event of liquidation, holders of the Company's Common Stock will share on a pro rata basis all assets legally available for distribution to shareholders, subject to the liquidation preference of any outstanding shares of the Company's Preferred Stock.

   Holders of the Company's Common Stock have one vote for each share outstanding. The presence, in person or by proxy, of a majority of the outstanding shares constitutes a quorum at meetings of shareholders. The vote of the holders of a majority of the shares present at a meeting at which a quorum is present shall be the act of the shareholders unless the vote of a greater number is required by law or by the Articles of Incorporation. The Company's Common Stock does not have cumulative voting rights. Therefore, the holders of more than fifty percent of the outstanding shares voting for the election of directors can elect all members of the Board of Directors, and in such event, the holders of the remaining shares will not be able to elect any persons or the Board of Directors.

TRANSFER AGENT.

The Company has retained Atlas Stock Transfer Corp., 5899 So. State St., Salt Lake City, Utah 84107, for the disposition of its publicly traded and outstanding Common Stock shares.

RISK FACTORS

Losses Have Been Incurred Since Inception.

TheInternetCorp.net, Inc. is in its initial stages of development with no revenues or income and is subject to all the risks inherent in the creation of a new business. Since TheInternetCorp.net, Inc.'s principal activities to date have been limited to organizational activities and prospect development, it has no record of any revenue-producing operations. Consequently, there is no operating history upon which to base an assumption that TheInternetCorp.net, Inc. will be able to achieve its business plans. In addition, TheInternetCorp.net, Inc. has only limited assets. As a result, there can be no assurance that TheInternetCorp.net, Inc. will generate significant revenues in the future; and there can be no assurance that TheInternetCorp.net, Inc. will operate at a profitable level. If TheInternetCorp.net, Inc. is unable to obtain customers and generate sufficient revenues so that it can profitably operate, TheInternetCorp.net, Inc.'s business will not succeed.

Although the firm RiderNews.com acquired by TheInternetCorp.net, Inc. does have an operating and financial history, it is limited. Therefore, this firm may not be able to generate sufficient revenues for TheInternetCorp.net, Inc. to make it successful.

Available Funds Not Adequate for Company to be Competitive.

The funds available to TheInternetCorp.net, Inc. from its principals will not be adequate for it to be competitive in the areas in which it intends to operate. Therefore, TheInternetCorp.net, Inc. will need to raise additional funds in order to implement its business plan. TheInternetCorp.net, Inc.'s continued operations therefore will depend upon its no assurance that TheInternetCorp.net, Inc. will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to TheInternetCorp.net, Inc. If TheInternetCorp.net, Inc. cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in TheInternetCorp.net, Inc.

Control of TheInternetCorp.net, Inc. by Officers and Directors.

TheInternetCorp.net, Inc.'s officers and directors, after the acquisition is completed, will beneficially own, directly or indirectly, 52.65% of the outstanding shares of TheInternetCorp.net, Inc.'s common stock. As a result, such persons, acting together, have the ability to exercise significant influence over all matters requiring stockholder approval. Accordingly, it could be difficult for the investors hereunder to effectuate control over the affairs of TheInternetCorp.net, Inc. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control the majority of voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of TheInternetCorp.net, Inc.

Limitations on Liability, and Indemnification, of Directors and Officers.

TheInternetCorp.net, Inc.'s articles of incorporation include provisions to eliminate, to the fullest extent permitted by the Nevada Revised Statutes as in effect from time to time, the personal liability of directors of TheInternetCorp.net, Inc. for monetary damages arising from a breach of their fiduciary duties as directors. The articles of incorporation and bylaws also include provisions to the effect that TheInternetCorp.net, Inc. may, to the maximum extent permitted from time to time under applicable law, indemnify any director or officer for any amounts which he becomes legally obligated to pay in connection with any claim against him based upon any action or inaction which he may commit, omit or suffer while acting in his capacity as a director and/or officer of TheInternetCorp.net, Inc. Such limitation of liability and indemnification may result in TheInternetCorp.net, Inc. paying significant sums based on the actions of its officer and directors, and the company may not have a recourse against these individuals.

Development Stage Company

Since inception in April, 1999, we have been engaged almost exclusively in organizational, research and development activities and has just recently initiated our website development and ecommerce website. Accordingly, as a development stage company, we have had a limited relevant operating history upon which an evaluation of our prospects can be made. Consequently, the likelihood of success of our business must be considered in view of all of the risks, expenses and delays inherent in the establishment of a new business, including, but not limited to, expenses and delays of an ongoing business that is commenced, slower than anticipated sales and marketing activities, the uncertainty of market assimilation of our products, services and other unforeseen factors. The likelihood of the our success must be considered in light of the problems and expenses that are frequently encountered in connection with the operation of a new business and the competitive environment that it encounters.

Limited Operating History; Losses.

We presently have had no business operations and we have only a limited prior operating history. To date, our operations have been narrowly confined to research and development, infrastructure and market planning, and cultivation of its sales and marketing network. As of March 31, 2000, there have been no revenues. We anticipate that we will continue to incur losses and generate negative cash flow over the next six months. At this time, we have no revenues, and there is no assurance that we will ever have significant revenues or be profitable or achieve positive cash flow from operations.

Recently Reorganized Company.

We were incorporated on April 28, 1999 in the state of Nevada. From our inception, we have been in the development stage and was primarily engaged in the business of seeking a merger candidate. To date, we have had limited operating history and have not conducted any significant business. We must therefore be considered promotional and in our early formative and developmental stages. Potential shareholders should be aware of the difficulties normally encountered by a new enterprise. There is nothing at this time on which to base an assumption that our business plans will prove successful, and there is no assurance that we will be able to operate profitably.

Dependence Upon Key Personnel.

   Our success depends, in part, upon the successful performance of our President Ms. Karen Bohringer. We have employed and will in the future employ additional qualified executives, employees and consultants having significant experience delivering the business expertise needed, if Ms. Bohringer fails to perform any of the duties undertaken by her for any reason whatsoever, our ability to develop and operate our website and ecommerce business would be harmed. Moreover, we believe there are available qualified managerial and other personnel in sufficient numbers to properly staff our facilities and offices, but we cannot be sure we could do so.

Competition.

        The Company faces competition from a wide variety of motorcycle and sport bike specific web sites, many of which have substantially greater financial, marketing and technological resources than the Company.

The marketplace for Motorcycle and Sport Bike specific web sites is still in its infancy. Many of the web sites are not commercial, and the biggest commercial sites are almost all strictly relying on advertisers and not e-commerce sales. Several sites compete in this market, but no one has emerged as an industry leader. We have identified competition in terms of specific content and e-commerce applications that are relevant to our industry. Content Sites - Motorcycle and Sport Bike Information

Motorcycle Online http://www.motorcycle.com

The most successful motorcycle content site is Motorcycle Online, which has established itself as the web's largest motorcycle site. Motorcycle Online has information relating to all types of motorcycles with little emphasis on sportbikes. Motorcycle Online was established in November 1994, making it one of the oldest motorcycle sites. Motorcycle Online has been able to increase their industry contacts to enable them to get loaner bikes from the major manufacturers to use in street and track testing.

2wf.comhttp://www.2wf.com

2wf.com is a Motorcycle e-zine established in February 1997. 2wf.com has recently purchased an offline magazine, American Road Racing Magazine. 2wf.com features daily news, product reviews, classifieds, and bike mechanic tips.


Motorcycle World http://www.motorcycleworld.com

Motorcycleworld.com was founded in July 1997. The site features a US dealer database and model database.

E-Commerce Sites - Motorcycle and Sport Bike

Motorcycle Superstore http://www.motorcycle-superstore.com

The main online motorcycle accessory dealer is Motorcycle USA's Motorcycle Superstore. The site sells inventory from Beaverton Honda-Yamaha, a motorcycle dealership based in Portland, Oregon. Motorcycle Superstore has placed ads in Sport Rider Magazine, Speed Vision's web site and Yahoo. Motorcycle Superstore is also running an affiliate program with Commission Junction. Motorcycle Superstore has recently added shipping to Canada. The Motorcycle Superstore domain was established in June 1997.

Imotorcyclestore.com http://www.imotorcyclestore.com

Imotorcyclestore.com was founded in September 1999. Imotorcyclestore.com sells a variety of motorcycle accessories and primarily advertises on 2wf.com.

Conflicts of Interest.

Certain conflicts of interest exist between us and our officers and directors. They have other business interests to which they devote attention, and they may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with their fiduciary duties.

Possible Need for Additional Financing.

We have very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if our funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

No Public Market for Company's Securities.

Prior to and subsequent to filing this 8-K, no public trading market existed for the common stock of TheInternetCorp.net, Inc. There can be no assurances that a public trading market for the common stock will develop or that a public trading market, if developed, will be sustained. If an active trading market does in fact develop for the common stock, there can be no assurance that it will be maintained. If for any reason a public trading market does not develop, holders of such securities may have difficulty in selling their securities should they desire to do so.

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP

         Not Applicable

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable

ITEM 5 - OTHER EVENTS

         Not Applicable

ITEM 6 - RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

On May 17, 2000, Karen Bohringer acquired ownership of 100% of the issued and outstanding shares of Common Stock of the Company. Mr. Vincent van den Brink resigned at that time and on June 22, 2000 he became Director and Secretary of RiderNews.com, Inc. Mr. Gerald I. Quinn resigned from RiderNews on June 19, 2000. Subsequent to the Exchange Agreement, Mr. Van den Brink became a Director and Secretary of the Company.

ITEM 7 - FINANCIAL STATEMENTS

[CAPTION]
INDEPENDENT AUDITORS' REPORT
Board of Directors
RiderNews.com, Inc.
(formerly known as Cycle-Parts.com, Inc.)

I have audited the accompanying balance sheet of RiderNews.com, Inc. (formerly known as Cycle-Parts.com, Inc.), a development stage company, as of March 31, 2000 and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 2000 to March 31, 2000 and from inception (March 16, 1999) to December 31, 1999. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit in accordance with standards established by the American Institute of Certified Public Accountants.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RiderNews.com, Inc. (formerly known as Cycle-Parts.com, Inc.) as of March 31, 2000 and December 31, 1999 and the results of its operations and its cash flows for the period March 31, 2000 and from inception (March 16, 1999) to December 31, 1999 in conformity with generally accepted accounting principles.

Kurt D. Saliger C.P.A. (Nevada State License No. 2335)
Las Vegas, Nevada
May 30, 2000



[CAPTION]
RIDERNEWS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

                                            Three Months
                                            Ended Mar 31,     Mar 16, 1999
(Inception)
                                            2000              to  Dec 31, 1999
                                           -------------
------------------------
ASSETS

CURRENT ASSETS
        Cash                               $     564          $  18,415
        Note Receivable                       50,000             50,000
        Accrued Interest Receivable            1,167                667
                                              ------             ------

        TOTAL CURRENT ASSETS                  51,731             69,082
                                              ------             ------
                        TOTAL ASSETS         $51,731           $ 69,082
                                              ======             ======
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts Payable                     $ 1,850           $       0

        TOTAL CURRENT LIABILITIES              1,850                   0

LONG-TERM DEBT                                     0                   0

STOCKHOLDERS' EQUITY
 Common Stock, $0.01 par value
 Authorized 100,000,000 shares, issued
 and outstanding at March 31, 2000           106,600
 and at December 31, 1999                                        106,600
 10,660,000 shares

 Additional Paid In Capital                  193,400             193,400

        Deficit Accumulated During          (250,119)           (230,918)
          Development Stage                  -------             -------
        TOTAL STOCKHOLDERS' EQUITY            49,881              69,082
                                             -------             -------
                TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY        $ 51,731           $  69,082

F/N                     See accompanying notes to financial statements.


[CAPTION]
RIDERNEWS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

                                         Three Months      Mar 16, 1999
  Mar 16, 1999
                                         Ended Mar 31,     (Inception)
  (Inception)
                                         2000              to Dec 31, 1999
  to March 31, 2000
                                         -------------    ----------------
-----------------
REVENUES                                 $      0          $         0
$          0
COSTS OF REVENUES                        $      0          $         0
$          0
                                         -------------    ----------------
-----------------
   GROSS PROFIT                          $      0          $         0
$          0

OPERATING EXPENSES
   Selling, general and administrative     19,843               233,245
     253,088
   Depreciation                                 0

   TOTAL OPERATING EXPENSES                19,843               233,245
     253,088

   INCOME (LOSS) FROM OPERATIONS          (19,843)             (233,245)
    (253,088)

OTHER INCOME (EXPENSES)
   Interest income                            642                 2,327
       2,969
   Interest expense
           0

INCOME (LOSS) BEFORE INCOME TAXES       $( 19,201)            ($230,918)
    (250,119)
   Income Taxes                                                       0

   NET PROFIT (LOSS)                    $( 19,201)            $(230,918)
   $(250.119)

   NET PROFIT (LOSS) PER SHARE
           - BASIC AND DILUTED                   (nil)
(nil)

   AVERAGE NUMBER OF SHARES
        OF COMMON STOCK OUTSTANDING     10,660,000           10,660,000

 <F/N>                     See accompanying notes to financial statements.


[CAPTION]
RiderNews.com, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

                                       Three Months Ended        Mar 16,
1999     Mar 16, 1999
                                       Mar 31, 2000              (Inception)
to  (Inception) to
                                                                 Dec 31,1999
     Mar 31, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
        (Net Loss)                        $( 19,201)           $(230,918)
     $250,119
        Interest Income                                                0

        Accrued Interest Receivable            (500)                (667)
       (1,167)
        Accounts Payable                      1,850                    0
        1,850

     Net Cash (Used) In Operating Activity ( 17,851)            (231,585)
     (249,436)

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of Note Receivable         (50,000)             (50,000)

CASH FLOWS FROM FINANCING ACTIVITIES
        Issuance of common stock for cash   300,000              300,000

        Net increase (decrease) in cash     (17,851)          $   18,415
     $    564

        Cash, beginning of period          $ 18,415           $        0
     $      0

        Cash, end of period                $    564           $   18,415
     $    564

 <F/N>                     See accompanying notes to financial statements.



[CAPTION]
RiderNews.com, Inc.
 (A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

COMMON STOCK

                              Number                        Additional
(Deficit)
                              of                            Paid In
 Accumulated During
                              Shares         Amount         Capital
 Development Stage

Issued for cash
   March 16, 1999            10,660,000      $106,600        $193,400

Balance
    December 31, 1999        10,660,000      $106,600        $193,400
    $(230,918)

Net Income  Jan 1, 2000
to March 31, 2000           _________        ________        _______
      (19,201)


Balance March 31,2000        10,660,000      $106,600        $193,000
    $(250,119)

<F/N>                      See accompanying notes to financial statements.




[CAPTION]
RiderNews.com, Inc.
 (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS.

RiderNews.com, Inc. (formerly known as Cycle-Parts.com, Inc.) is a development stage company engaged in the development and marketing of an online motorcycle and racing sports magazine (called an "ezine") on the internet. The magazine will contain recent news, weather, sports and information on topics of interest to motorcycle enthusiasts, with classified ads for apparel, parts, accessories, travel and motorcycles, new and used. The company will generate income from advertising, sponsorships, and specialized services. The company believes that the site will be operational by June 2000.

On March 16, 1999, RiderNews.com, Inc. issued 10,660,000 shares of its one cent ($.01) par value common stock for $300,000 in cash and certain services. On December 31, 1999, the company changed its name from Cycle-Parts.com, Inc. to RiderNews.com, Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Accounting Method.

RiderNews.com, Inc. records income and expenses on the accrual method of accounting.

Cash and Cash Equivalents.

RiderNews.com, Inc. maintains a cash balance in an interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statement of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 1999 and March 31, 2000.

Income Taxes.

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Estimates.

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Organizational Costs.

Costs incurred to organize RiderNews.com, Inc. are being expensed as occurred.

Loss Per Share.

Net Loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share." Basic loss per share is computed by dividing losses available to common stockholders by the weighted average of number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would result if dilutive common stock equivalents had been converted to common stock. As of December 31, 1999 and March 31, 2000, warrants have been excluded from the loss per share calculations because they would not be dilutive.

NOTE 3 - NOTE RECEIVABLE.

The Company issued a note receivable to OTC Dreamwerks, Inc. on April 20, 1999 in the amount of $50,000. The note receivable bears interest at the rate of 4% simple interest per annum. The principal and interest is payable anytime upon demand from the Company 24 months after the date of issue. The note receivable is unsecured.

NOTE 4 - STOCKHOLDERS' EQUITY.

Common Stock.

The authorized common stock of RiderNews.com, Inc. consists of 100,000,000 shares of its $0.01 par value common stock.

Preferred Stock.

RiderNews.com, Inc. is not authorized to issue preferred stock.

Stock Warrants.

RiderNews.com, Inc. issued stock warrants to purchase 2,000,000 shares of common stock for $0.10 to various consultants.

NOTE 5 - MERGER AGREEMENT.

In May of 1999, RiderNews.com, Inc., under its former name of Cycle-Parts.com, Inc., entered into a merger agreement with TheInternetCorp.net, Inc. Pursuant to terms of the agreement, RiderNews.com, Inc.'s shareholders will be issued one share of TheInternetCorp.net, Inc.'s common stock in exchange for each share of their common stock in RiderNews.com, Inc.

NOTE 6 - RELATED PARTY TRANSACTIONS.

RiderNews.com, Inc. neither owns nor leases any real or personal property. Office services are provided without charge by a director of this company. Such costs are immaterial to the financial statements and accordingly have not been reflected therein. The directors of RiderNews.com, Inc. are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between RiderNews.com, Inc. and the other business interests. RiderNews.com, Inc. has not formulated a policy for the resolution of such conflicts.

NOTE 7 - STOCK WARRANTS.

RiderNews.com, Inc. issued stock warrants to purchase 2,000,000 shares of common stock for $0.10 per share to various consultants. This company applies APB Opinion No. 25 in accounting for its stock warrants, and, accordingly, no compensation costs has been recognized in the financial statements. The pro forma impact of recognizing compensation costs based on the fair value at the grant date for stock options under SFAS No. 123 on RiderNews.com, Inc.'s reported operations was zero for the period ended December 31, 1999 and March 31, 2000. Accordingly, the pro forma impact of recognizing compensation costs under SFAS No. 123 on basic and diluted loss per share was immaterial for the period ended December 31, 1999 and March 31, 2000.

PRO-FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements include the historical and pro forma effects of the acquisition of RiderNews.com, Inc. by TheInternetCorp.net, Inc.

The following unaudited pro forma combined condensed financial statements have been prepared by the management of TheInternetCorp.net, Inc. from its audited financial statements and the audited financial statements of RiderNews.com, Inc. The unaudited pro forma combined condensed statements of reflect the combined operations of these companies as if the acquisition transaction had occurred on December 31, 1999. See "Note 1- Basis of Presentation."

[CAPTION]

The Internet Corp.Net, Inc.
Pro Forma Combined Balance Sheet
December 31, 1999
(unaudited)

    TheInternetCorp

    .net, Inc.
                                       TheInternet  RiderNews     Pro Forma
    Combined

                                                                  Adjustment
    Pro Forma
                                       __________   _________     __________
    _______________
Assets:

Current Assets
   Cash                                $      0  $  18,415      $
  $    18,415
   Accrued Interest Receivable                0        667
          667
   Note Receivable                            0     50,000
       50,000
Total Current Assets                          0     69,082
       69,082

Organizational costs, net                     0          0
            0
Total Assets                           $      0  $  69,082      $
  $    69,082
                                       ===================      ============
   ===========
Liabilities And Shareholders Equity:

Current Liabilities
   Accounts Payable                    $     0          0
           0
Total Current Liabilities                    0          0
           0

Shareholders' Equity:
   Common Stock                          1,000    106,600            107,600
   Stock Subscription Receivable          (765)         0
        (765)
   Additional Paid-In Capital                0    193,400
     193,400
   Accumulated Deficit                    (235)  (230,918)
    (231,153)
                                       -------------------
---------------  -----------
Total Shareholders' Equity                   0     69,082
      69,082
                                       -------------------
---------------  -----------
Total Liabilities and Shareholders'
Equity                                 $     0   $ 69,082       $
   $  69,082

F/N                        See accompanying notes to financial statements.


[CAPTION]
The Internet corp.Net, Inc.
Pro Forma Combined Condensed Statement of Operations

December 31, 1999
(Unaudited)

    TheInternetCorp

    .net, Inc.
                                       TheInternet  RiderNews     Pro Forma
    Combined

                                                                  Adjustment
    Pro Forma
                                       __________   _________     __________
    _______________

Sales                                   $      0    $      0       $
   $        0
Cost of Sales                                  0           0
            0
Gross Profit                                   0           0
            0

Operating Expenses                           235     233,245
      233,480

Interest Income                                0       2,327
        2,327

Net Loss                                $   (235)  $(230,918)      $
   $ (231,153)

Net Loss Per Share                      $     Nil  $   Nil         $
   $         Nil

Weighted Average Shares
Outstanding                            1,000,000  11,060,000
    12,060,000

                                       ========= ===========      ==========
===============

F/N                          See accompanying notes to financial statements.

[CAPTION]
The InternetCorp.Net, Inc.
Pro Forma Combined Condensed Statement of Cash Flows

December 31, 1999 (unaudited)

    TheInternetCorp

    .net, Inc.
                                       TheInternet  RiderNews     Pro Forma
    Combined
                                                                  Adjustment
    Pro Forma
                                       __________   _________     __________
    _______________
Cash Flows from Operating Activities
   Net Income (Loss)                   $  (235)     $(230,918)   $
  $  (231,153)
   Depreciation and Amortization             0              0
            0
   Accrued Interest Receivable               0           (667)
         (667)
Net Cash Used in Operations               (235)      (231,585)
     (231,820)

Cash Flows from Investing Activities
   Purchase of Note Receivable               0        (50,000)
      (50,000)
   Organizational Costs                      0              0
            0
Net Cash Used in Investing                   0        (50,000)
      (50,000)

Cash Flows from Financing Activities
   Issuance of Common Stock                235        300,000
      300,235
Net Cash Provided by Financing             235        300,000
      300,235

Net Increase in Cash                         0         18,415
       18,415

Cash, April 29, 1999 (TheInternetCorp.net, Inc.)      0                  -

Cash March 16, 1999 (RiderNews)               -             300,000


Cash December 31, 1999                       0          18,415
       18,415


 <F/N>                     See accompanying notes to financial statements.

[CAPTION]
NOTES TO UNAUDITED PRO FORMA  COMBINED CONDENSED FINANCIAL STATEMENTS

NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS


NOTE 1.   BASIS OF PRESENTATION.

The accompanying pro forma unaudited condensed financial statements ("pro forma statements") of TheInternetCorp.net, Inc. have been prepared from the audited financial statements of TheInternetCorp.net, Inc. and RiderNews.com, Inc. as at and for the eight and nine month periods, respectively, ended on December 31, 1999, together with other information made available to the companies. In the opinion of management, these pro forma statements include all adjustments necessary for a fair presentation. These entities are not related to each other.

NOTE 2.    PRO FORMA ASSUMPTIONS.
The pro forma unaudited condensed balance sheet gives effect to a new acquisition agreement dated June 26 of 2000 between TheInternetCorp.net, Inc. and RiderNews.com, Inc.. Under the terms of this agreement, TheInternetCorp.net, Inc. will issue 11,060,000 shares of common stock, $.001 par value, to the existing shareholders of RiderNews.com, Inc. for 11,060,000 shares of common stock of RiderNews.com, Inc., $0.01 par value. In addition, TheInternetCorp.net, Inc. will issue a warrant to purchase 500,000 shares of TheInternetCorp.net, Inc. common stock at an exercise price of $0.10 per share to an existing warrantholder of RiderNews.com, Inc. to replace the existing warrant previously under the same terms issued by RiderNews.com, Inc., which will be cancelled. In addition, of the 1,000,000 common shares of TheInternetCorp.net, Inc. outstanding prior to the effective date of the acquisition agreement, the company will have 12,060,000 shares issued and outstanding.

The pro forma unaudited consolidated condensed balance sheet is compiled as if the transaction had occurred on December 31, 1999. The pro forma condensed consolidated statements of income and cash flows for the period ended on December 31, 1999 also give effect as if the acquisition had occurred on April 29, 1999 (inception date).

NOTE 3.    PER SHARE INFORMATION.

Pro forma net income (loss) per common share have been calculated using the weighted average number of TheInternetCorp.net, Inc.'s common shares outstanding during the period ended December 31, 1999 plus the common shares to be issued under the acquisition agreement as if the additional shares were outstanding throughout the period.

NOTE 4.  ACQUISITION ACCOUNTING METHOD.

The pro forma statements have been compiled using the pooling of interests method as the accounting principle applied to the acquisition agreement.
NOTE 5. YEAR END.

The year ends of TheInternetCorp.net, Inc. is the calendar year ending on December 31.

ITEM 8 - CHANGE IN FISCAL YEAR

    The Company has a fiscal year end of December 31 and RiderNews's fiscal year is June 30. The Company will retain its December 31 fiscal year end.

[CAPTION]
EXHIBITS
                2.0           Exchange Agreement and Plan of Reorganization
                3.0           Articles of Incorporation for RiderNews
                3.1           Articles of Amendment to Articles of
Incorporation                                  for RiderNews
                3.2           Amended and Restated Articles of Incorporation
for                                  RiderNews
                3.3           By-Laws of Cycle.com, Inc.
                23.1          Consent of Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THEINTERNETCORP.NET, INC.

Karen Bohringer
----------------------------------
Karen Bohringer, President
and Chairman of the Board

Date: June 29, 2000

[CAPTION]
EXHIBIT  2.0
EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

THIS EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION dated as of the 26th day of June, 2000 (the "Agreement") is made by and among THEINTERNETCORP.NET, INC., a Nevada corporation ("TICN"), a public reporting company, 101 Colombard Court, Ponte Vedra, Florida 32082 and RIDERNEWS.COM, INC., a private Florida corporation ("RiderNews"), 3700 Susan St., Ste. 200, Santa Ana, CA 92704 and,

WITNESSETH:

WHEREAS, TICN desires to acquire one hundred percent (100%) of all of the common stock of RiderNews;

AND, WHEREAS, RiderNews wishes to exchange one hundred percent (100%) of its shares to TICN;

NOW, THEREFORE, in consideration of the mutual promises and representations contained herein, the parties to this contract agree as follows:

ARTICLE I
Exchange of Shares

1.1 Exchange of Shares. Subject to the terms and conditions of this agreement, RiderNews agrees to exchange ("the Exchange") 11,060,000 common shares, which represents all of its outstanding shares of common stock, with the par value of $0.01, for 11,060,000 shares of TICN. For federal income tax purposes, this Exchange is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. On the Effective Date, all rights with respect to RiderNews Common Stock under the RiderNews Warrants that are then outstanding, if any, shall be converted into TICN warrants and become rights with respect to TICN Common Stock..

1.2 Closing Date. The Exchange shall become effective (the "Closing Date") on the date shown above or as soon as possible at the offices of TICN unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties. Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

1.3 Form of Documents. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

1.4 The Articles of Incorporation and Bylaws of TICN shall continue in effect on and after the Effective Date. The Articles of Incorporation and Bylaws of RiderNews shall continue in effect on and after the Effective Date.
1.4 Dissenting Shares. Any shares of capital stock of RiderNews that, as of the Effective Date, are or may become "dissenting shares" within the meaning of Section 607 of the Florida Business Corporation Act shall not be converted into or represent the right to receive TICN Common Stock in accordance with Article 1.1, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under Section 607 of the Florida Business Corporation Act. RiderNews shall give TICN prompt notice of any written demand received by RiderNews prior to the Effective Date to require RiderNews to purchase shares of capital stock of RiderNews pursuant to Section 607 of the Florida Business Corporation Act and of any other demand, notice or instrument delivered to RiderNews prior to the Effective Date, and the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. RiderNews will comply with the relevant provisions of Section
607 of the Florida Business Corporation Act.

ARTICLE II
Representations and Warranties of RiderNews.

RiderNews represents and warrants to TICN that:

2.1 Organization. RiderNews warrants that it is a corporation duly organized, validly existing; and in good standing in the State of Florida and has all the necessary powers to own its properties and to carry on its business as now owned and operated by it in such States and/or countries its business requires qualifications.

2.2 Capital. The authorized capital stock of RiderNews is comprised of One Hundred Million (100M) shares of Common Stock, par value $0.01 per share (the "RiderNews Stock"), of which 11,060,000 shares are issued and outstanding. There currently are not, and at the closing date and time of this agreement, there shall not be any outstanding subscriptions, options, rights, warrants, debentures, or other instruments, convertible securities or other agreements or commitments obligating RiderNews to issue or transfer from treasury any additional shares of its capital stock of any class, except for one warrant for 500,000.


2.3 Subsidiaries. RiderNews has no subsidiaries, nor does it own any interest in any other enterprise.

2.4 Directors and Officers. The Board of Directors of TICN shall remain with the addition of Mr. Vincent van den Brink after the exchange of stock.

2.5 Financial Statements. It is understood by the parties that RiderNews or any of its agents, servants or employees are not making any representation with respect to any activity of any other firm, person, or corporation. RiderNews does however represent and warrant that the information furnished by RiderNews, its agents, servants or employees for and on behalf of TICN by RiderNews is true, correct and accurate.

2.6 Tax Returns. RiderNews is current on all of its Federal, State or local tax returns required by law, nor is RiderNews required by law to pay any taxes, assessments and penalties, and none are due and payable. There are no present disputes as to taxes of any nature, payable by RiderNews.

2.7 Trade Names and Rights. RiderNews owns and holds all necessary trademarks, service marks, trade names, copyrights, patents, domain names and proprietary information, and other rights necessary to do its business as now conducted or proposed to be conducted.

2.8 Compliance with Laws. RiderNews has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting its properties or the operation of its business.

2.9 Litigation. RiderNews is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to the best knowledge of RiderNews, would affect RiderNews or its business, assets, or financial condition in a negative manner; or, governmental investigation which is pending; or, to the best of the knowledge of RiderNews, threatened against or affecting RiderNews or its business assets or financial condition. RiderNews is not in default with respect to any order, writ, injunction or decree of any Federal, State, local or foreign court, department, agency, or instrumentality applicable to it.

2.10 Authority. RiderNews has authorized the execution of this agreement and the consummation of the transaction contemplated herein, and RiderNews has full power and authority to execute, deliver, and perform this agreement, and this agreement is executed by one director so authorized by the board of directors of RiderNews, and is a legal, valid, and binding obligation of RiderNews, and is enforceable in accordance with its terms and conditions.

2.11 Ability to Carry Out Obligations. The execution and delivery of this agreement by RiderNews and the performance by RiderNews of its obligations hereunder in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following: (a) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which RiderNews is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those required,
(b) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of RiderNews , or, (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on the asset of RiderNews .

2.12 Full Disclosure. None of the representations and warranties made by RiderNews herein, or any exhibit, certificate or memorandum furnished or to be furnished by RiderNews on behalf of RiderNews , contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading, provided that the auditor of RiderNews financial statements shall be ultimately responsible for certifying the truth and accuracy of RiderNews ' audited financial statement.

2.13 Material Contracts. RiderNews has no material contracts to which it is a party or by which it is bound, other than those known to the directors of RiderNews and TICN.

2.14 Securities. RiderNews acknowledges that the Exchange Shares to be issued hereunder shall be registered pursuant to an SB-2 registration statement filed under the Securities Act. The certificate representing such shares shall bear a restrictive legend with respect to the Securities Act, and such shares may not be freely sold and distributed under the Securities Act, until such shares are registered.

2.15 Board Approval. The approval and adoption of this Agreement and Plan of Reorganization by the Board of Directors is a condition precedent to the undertaking and obligation of TICN to exchange its shares for RiderNews shares.

ARTICLES III
Representations and Warranties of TICN

TICN warrants and represents to RiderNews that:

3.1 Organization. TICN is a corporation duly organized, validly existing, and in good standing in the State of Nevada, and TICN warrants that it is a duly organized, validly existing corporation, in good standing, and has all of the necessary powers to own its properties and to carry on its business as now owned and operated by it in such States its business requires qualifications. TICN warrants that it has One (1) shareholder (of record and beneficially), that it has filed its Form l0-SB with the SEC, and that all necessary SEC filings will have been made by TICN.

3.2 Capital. The issued capital stock of TICN is 1,000,000 shares. The authorized capital stock of TICN is comprised of 50,000,000 shares of Common Stock, $0.001 par value per share (the "TICN Stock"), of which 1,000,000 shares are issued and outstanding. In addition, it has authorized but unissued 10,000,000 shares of $0.001 par value Preferred Stock.

3.3 Subsidiaries. TICN has no subsidiaries, nor does it own any interest in any other enterprise.

3.4 Tax Returns. TICN has filed all necessary Federal, State and/or local tax returns required by law. TICN has paid and discharges all taxes, assessments and penalties, and none are due and payable. There are no present disputes as to taxes of any nature, payable by TICN. TICN warrants that it does not owe any state or federal withholding taxes.

3.5 Trade Names and Rights. TICN owns and holds all necessary trademarks, service marks, trade names, copyrights, patents, and proprietary information, and other rights necessary to do its business as now conducted or proposed to be conducted.

3.6 Compliance with Laws. TICN has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting its properties or the operation of its business.

3.7 Litigation. TICN is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to the best knowledge of TICN, that would affect TICN or its business, assets, or financial condition in a negative manner; or, governmental investigation which is pending; or, to the best of the knowledge of TICN, threatened against or affecting TICN or its business assets or financial condition. TICN is not in default with respect to any order, writ, injunction or decree of any Federal, State, local/foreign court, department, agency, or instrumentality applicable to it.

3.8 Authority. Karen Bohringer is the owner of 1,000,000 shares of TICN, has authorized the execution of this Agreement and the consummation of the transaction contemplated herein, and that TICN has full power and authority to execute, deliver, and perform this agreement, and this Agreement is executed by its one director so authorized by the board of directors of TICN, and is a legal, valid, and binding obligation of TICN, and is enforceable in accordance with its terms and conditions.

3.9 Ability to Carry Out Obligations. The execution and delivery of this agreement by TICN and the performance by TICN of its obligations hereunder in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following: (a) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which TICN is a party, or by which it may be bound, nor will any consents or authorizations of any Party other than those required, (b) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of TICN, or,
(c) an event that would result in the creation or imposition of any lien, charge, encumbrance on the asset of TICN.

3.10 Full Disclosure. None of the representations and warranties made by TICN herein, or any exhibit, certificate or memorandum furnished or to be furnished by TICN, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

3.11 Filing With SEC. Within 60 business days following the date of this Agreement, TICN shall prepare and file with the SEC under the Securities Act of 1933, a Form 8-K and a subsequent registration statement SB-2 covering all shares of RiderNews Stock issuable as a consequence of this Agreement.

ARTICLE IV
Covenants Prior to and Subsequent to Closing

4.1 Covenants Prior to and Subsequent to Closing. It is agreed between the parties hereto that RiderNews may visit the offices of TICN or TICN may visit the offices of RiderNews to obtain copies of data contained in all currently active files or current contracts and agreements of any and all categories of business, with any company or person. Any and all such data and documentation not previously released by RiderNews, and being currently in the possession of RiderNews, shall be delivered into hands of the officers of TICN, or to be delivered to an office of TICN. Any and all such data and documentation not previously released by TICN and necessary to this agreement, and being currently in the possession of TICN shall be delivered into hands of the officers of RiderNews, or to be delivered to an office of RiderNews. Such data and documentation shall include all copies of files, documents, shareholders and directors minutes, minute books/records, etc., at the earliest possible time, on or after the closing date hereof.

ARTICLE V
Conditions Precedent to Performance by Parties

5.1 Conditions. Parties to this agreement and the obligations hereunder shall be subject to the satisfaction at closing of all the conditions set forth in Article II and Article III. The party to whom a duty is owed or is owed an obligation of the other party to this contract waive any or all of these conditions in whole or in part, provided, however, that no such waiver of a condition shall constitute a waiver by the party so making a waiver of any other condition of, or any of said parties other rights or remedies, at law or in equity, if either party is in default of any of the representations, warranties or covenants under this agreement.

5.2 Accuracy of Representations. Except as otherwise permitted by this agreement, all representations and warranties by either party in agreement or in any other written statement delivered to the other under this agreement shall be true and accurate on and as of the closing date as though made at this time.

5.3 Performance. The parties shall have performed, satisfied and complied with all covenants, agreements and conditions required by this agreement to be performed or complied with it on or before the closing date.

5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or its consummation, shall have been instituted or threatened against either RiderNews or TICN on or before the closing date. No action, suit, or other proceeding before any court or other governmental body or authority that could jeopardize or put at risk of loss, the current assets of TICN or RiderNews, shall have been instituted or threatened against either on or before the closing date of this agreement. TICN and/or RiderNews shall resolve in its favor any dispute, action, or threatened legal action, from any court or any governmental body, prior to the closing date of this agreement, in the event any such action or so threat of action should currently exist. Any dispute in which TICN or RiderNews may have a part, any action, suit or proceeding by any person, entity, court or governmental body or authority against TICN and/or RiderNews left unresolved on the closing date of this agreement, shall immediately render this Agreement, on that date forever null and void, without further notice from either TICN or RiderNews.

ARTICLE VI
Miscellaneous

6.1 Termination Prior to Closing. (a) If the Closing has not occurred by June 30, 2000, subject to a 30 day extension by RiderNews, or any other extension as agreed by the parties (the "Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof. Said termination date may be extended or may be terminated prior to the termination date only by written agreement of the parties hereto. This Agreement may be canceled prior to the execution of the above stated term in the event of the following events:

a.)   By mutual written agreement, in the event either party files for relief under federal bankruptcy proceedings, in the event involuntary bankruptcy proceedings are initiated against either party hereto in the event of death, liquidation, physical or mental incapacity of either party hereto, and, in the event of fraud or misrepresentation by one of the parties hereto.

6.2 Amendment or Modification. This agreement shall represent the entire agreement by and between the parties hereto except as otherwise provided herein and it may not be changed except by written agreement duly executed by all of the parties hereto.

6.3 Assignment. Neither party shall have the right to transfer or assign his interest in this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

6.4 Corporate Authority. If any party hereto is a legal entity, including but not limited to, an association, corporation, joint venture, limited partnership, partnership, or trust such party represents to the other that this agreement and the transactions contemplated herein and the execution and delivery hereof have been duly authorized by all necessary corporate partnership or trust proceedings and actions including but without limitation to the action on the part of the directors, officers and agents of said entity. Furthermore, said party represents that appropriate corporate meetings were held to authorize the aforementioned obligations and certified copies of such corporate minutes and corporate resolutions authorizing this transaction have been delivered to all parties to this agreement prior to or at the time of execution of this agreement.

6.5 Dispute or Contest: Attorney's Fees. In the unlikely event that a dispute occurs or a cause of action in law or equity arises out of the operation, construction, interpretation or enforcement of this Agreement, the losing party shall bear the cost of the attorneys fees incurred by the prevailing party ; and any and all costs applicable thereto, including but not limited to, court costs, deposition fees, out of pocket expenses and travel expenses which are incurred by the prevailing party.

6.6 Dispute or Contest: Arbitration. In the unlikely event that a dispute occurs applicable to the operation, construction, interpretation or enforcement of this agreement, the parties hereby agree to submit said dispute to a commercial arbitrator so that the matter may be arbitrated in lieu of resolving said dispute in a court of law or equity. The parties shall choose an arbitrator from the American Arbitration Association pursuant to the following process:

The parties shall request from the American Arbitration Association a list of nine commercial arbitrators and each party, assuming there are two parties to the agreement, shall have four strikes and thereby strike from said list the arbitrators they do not wish to use. The remaining arbitrator, the one that has not been stricken, shall be the arbitrator that shall hear the matter. The parties agree to follow the American Arbitration Association rules, guidelines and procedures. The Arbitrator shall set the matter for hearing; and shall control the procedures used therein .The parties shall abide by the arbitrator's decision, which shall be final and binding. The parties hereto agree that there shall be no right to appeal the arbitrator's decision. In the event the losing party refuses to comply with the arbitrator's decision, parties hereby agrees to an award of Five Thousand and No/l00ths ($5,000.00) Dollars as punitive and/or liquidated damages for said party's noncompliance with the arbitrator's decision. Said party furthermore agrees to reimburse the prevailing party any and all attorneys fees, and costs of litigation incurred in order to compel the losing party's performance in compliance with the arbitrator's decision.

6.7 Confidential Information. The parties hereto agree that the information and data at each other's disposal during the term of the negotiation of this agreement, operation and enforcement of this Agreement is considered proprietary information and confidential. Such information if disseminated to third parties would be detrimental to the owner of said proprietary data. Accordingly, each party hereto agrees to take any and all reasonable precautions to restrict the dissemination of such information by its employees, agents or subcontractors. This obligation shall continue notwithstanding the termination of this Agreement for a period of five years from the closing date of this agreement. During the term of this Agreement or any extension thereto, neither party shall permit access by any non-affiliated to said proprietary information without the other party's written permission thereto.

6.8 Defense, Hold Harmless and Indemnity Clause. It is the specific and express intent and the agreement of the parties hereto that in the event one party hereto should cause, either directly or indirectly, damage, loss, destruction, liability or claims against the other party as a result of intentional conduct, negligence or otherwise, said offending party shall hold harmless and indemnify the other party from any and all obligations, liabilities, cause of actions, law suits, damages, assessments, including legal fees etc, as a result of said offending party's intentional actions or negligence. This indemnification clause shall survive this Agreement and be enforceable as a separate agreement in the event necessary.

6.9 Force Majeure. Neither party shall be liable or responsible to the other party for any delay, damage, loss, failure, inability to perform caused by "force majeure. " The term "force majeure", as used in this agreement, shall mean an act of God, strike, act of the public enemy, war, mines or other items of ordinance, blockage, public rioting, lightning, fire, storm, flood, explosions, inability to obtain materials, supplies, labor permits, servitudes, rights of way, acts or restraints of any governmental authority, epidemics, landslides, lightning storms, earthquakes, floods, storms, washouts, arrests, restraints of rulers and peoples, civil disturbances, explosions, breakage or accident to machinery or lines of equipment, temporary failure of equipment, freezing of equipment and any other cause whether of the kinds specifically enumerated above or otherwise which are not reasonably within the control of the parties hereto and which by the exercise of due diligence could not be reasonably prevented or overcome. Such causes or contingencies effecting the performance of this agreement by any party hereto shall not relieve such party of liability in the event of its concurring negligence or in the event of its failure to remedy this situation if it is within its reasonable control or it could reasonably remove the cause which has prevented its performance. The parties shall use all reasonable dispatch to remove all contingencies effecting the performance of this agreement. This clause shall not relieve any party from its obligations to make payments of amounts then due for previous work; or obligations contemplated and performed hereunder. Furthermore, the party asserting this privilege shall give a full and complete notice of the facts which it considers to excuse its performance under this "force majeure" clause. The parties hereto agree in the event time limits are not met under this agreement as a result of "force majeure", to an extension of said time limit or deadline for the number of days for which the "force majeure" condition existed and after said force majeure condition has expired, the contract shall continue under the same operations and circumstances as existed prior to the "force majeure" event.

6.10 Further Assurances. Each party hereto further agrees that it shall take any and all necessary steps, sign and execute any and all necessary documents or documents which are required to implement the terms of the agreement of the parties contained in this contract, and each party shall refrain from taking any action, either expressly or impliedly, which would have the effect of prohibiting or hindering the performance of the other party to this Agreement. This Agreement and exhibits attached hereto and incorporated herein contain the entire agreement of the parties, and there are no representations, inducements, promises, agreements, arrangements, undertakings, oral or written, between the parties hereto other than those expressly set forth hereinabove and duly executed in writing. No agreement of any kind shall be binding upon either party until the same has been made in writing and duly executed by both parties hereto. Upon execution of this agreement by all parties, all previous agreements, contracts, arrangements or undertakings of any kind relative to the matters contained herein are hereby canceled and all claims and demands not contained in this agreement are deemed fully completed and satisfied.

6.11 Independent Status. It is agreed and understood that any work requested by the parties hereto shall be performed under the terms of the Agreement and that all parties hereto are considered independent contractors. Each party is interested only in the results obtained hereunder and has the general right of inspection and supervision in order to secure the satisfactory completion of such work. Neither party shall have control over the other party with respect to its hours, times, employment etc. Under no circumstances shall either party hereto be deemed an employee of the other, nor shall either party act as an agent of the other party. Furthermore, the parties hereto warrant that all obligations imposed on them by this Agreement shall be performed with due diligence in a safe competent workmanlike manner and in compliance with any and all applicable statutes, rules and regulations. Any and all joint venture or partnership status is hereby expressly denied and the parties expressly state that they have not formed either expressly or impliedly a joint venture or partnership.

6.12 Captions and Paragraph Headings. The captions, numbering sequences, titles, paragraph headings and punctuational organization used in this Agreement are for convenience only and shall in no way define, limit or describe the scope or intent of this agreement or any part thereof. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever other than to aid a reasonable interpretation of the agreement. The titles to each of the various articles and paragraphs are included for convenience or reference only and shall have no effect on or be deemed as part of the text of this Agreement. Use of pronouns such as the use of neuter, singular or pronouns refer to the parties described herein and shall be deemed a proper reference even though the parties may be an individual, partnership, corporation, association, trust, group of two or more individuals, partnerships, corporations or joint venture. Any necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one party to this Agreement and to either corporations, associations, partnerships, trusts, individuals, males or females, shall in all instances be assumed as though each case were fully expressed. If any word, phrase, clause or paragraph or other provision of this agreement is adjudicated or otherwise found to be against public policy, void or unenforceable, then said words or provisions shall be deleted or modified in keeping with the express intent of the parties hereto as necessary to render this Agreement valid and enforceable. All such deletions or modifications shall be the minimum required to effect the foregoing and the intent of the parties to this Agreement.

6.13 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement. In the event that a comparison of said multiple agreements reveals that said Agreements contain differences or inconsistencies, then the Agreement which is first executed and signed by all of the parties hereto, shall be deemed the original Agreement and all said other agreements, although duly signed by the said parties, shall be deemed inferior and subordinate to the aforesaid first signed Agreement.

6.14 Notices. Any and all notices or other communications required or permitted to be even pursuant to this Agreement shall be in writing and shall be considered as properly given if mailed by certified, return receipt requested mail, postage prepaid and addressed as follows:

To:

        TheInternetCorp.net, Inc.
        101 Colombard Court
        Ponte Vedra, Florida 32082

        RiderNews.com, Inc.
        3700 Susan St., Ste. 200
        Santa Ana, CA 92704

Either party hereby reserves the right to designate in writing to the other party a change of address or other place that said notices shall be sent to.

6.15 No Waiver. The failure or delay of either party in the enforcement of the rights detailed herein shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel either at equity or at law. Such party may exercise its rights herein despite said delay or failure to enforce said rights at the time the cause of action or right or obligation arose.

6.16 Parties Bound Clause. This Agreement shall be binding upon and inure to the benefit to the parties hereto, their respective heirs, executors, administrators, legal representatives, successors and assigns. The parties hereto expressly agree that in the event a party hereto seeks to or does transfer any and all, or part of its assets to a separate entity, not a party to this agreement, said entity shall be liable under this Agreement as if said transfer had not occurred.

6.17 Severability. If any provisions of this agreement shall for any reason be held violative of any applicable law, governmental rule or regulation, or if said Agreement is held to be unenforceable or unconscionable then the invalidity of such specific provision herein shall not be held to invalidate the remaining provisions of this Agreement. Such other provisions and the entirety of this Agreement shall remain in full force and effect unless the removal of said invalid provision destroys the legitimate purposes of this Agreement in which event this Agreement shall be null and void.

6.18 State Law and Venue Determination. This Agreement shall be subject to and governed under the laws of the State of Florida. Any and all obligations are performable and payable in Ponte Vedra, Florida. The parties hereto agree that venue for purposes of any and all lawsuits, cause of actions, arbitrations or other disputes shall be in Ponte Vedra, Florida.

6.19 Status of Agreement and Prior Understandings. This Agreement and the exhibits attached hereto and incorporated herein, if any, contains the entire Agreement of the Parties and there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written between the Parties hereto other than those set forth and duly executed in writing. No agreement of any kind shall be binding upon either Party unless and until the same has been made in writing and duly executed by both Parties.

6.20 Time. Time is of the essence in this Agreement and, accordingly, all time limits shall be strictly construed and strictly enforced. Failure of one party to this Agreement to meet a deadline imposed hereunder shall be considered a material and significant breach of this Agreement and shall entitle the non breaching party to any and all rights of default as stated hereinabove.

6.21 Acceptance. This Agreement shall not be binding until it is executed by both parties to this agreement.

6.22 Date of Effectiveness. This Agreement shall become effective upon the execution of the same by all of the parties hereto and all obligations contained herein shall be conclusive and binding upon all of the parties hereto. Accordingly, this Agreement shall no longer be considered executory as of the date that all parties have affixed their signatures hereto.

6.23 Signatory Clause. This Agreement is signed, accepted and agreed to by all parties hereto by and through the parties or their agents or authorized representatives. All parties hereto hereby acknowledge that they have read and understand this Agreement and the attachments and/or exhibits hereto. All parties further acknowledge that they have executed this legal document voluntarily and of their own free will.

6.24 Public Disclosure. From and after the date hereof through the Closing Date, RiderNews shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of TICN, which consent shall not be unreasonably withheld or delayed. It is understood by RiderNews that TICN is required under the Exchange Act to make prompt disclosure of any material transaction.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

THEINTERNETCORP.NET, INC.         THE SHAREHOLDER OF THEINTERNETCORP.NET, INC.

By:  Karen Bohringer              By: Karen Bohringer
_________________________         ___________________________________________
Karen Bohringer, President            Karen Bohringer, President

RIDERNEWS.COM, INC.

By:   Karen Bohringer
      _______________________________________
      Karen Bohringer, Director and President

RIDERNEWS.COM, INC.

By:   Vincent van den Brink
      _____________________________________________
      Vincent van den Brink, Director and Secretary



[CAPTION]
EXHIBIT 3.0
ARTICLES OF INCORPORATION
OF CYCLE-PARTS.COM, INC.

The undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under Chapter 607 of the Florida Statutes.

ARTICLE 1-NAME

The name of the Corporation is CYCLE-PARTS.COM, INC., (hereinafter, "Corporation").

ARTICLE 2 - PURPOSE OF CORPORATION

      The Corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Florida.

ARTICLE 3 - PRINCIPAL OFFICE

 The address of the principal office of this Corporation is 343 Almeria Avenue, Coral Gables, Florida 33134 and the mailing address is Post Office Box 141673-1673, Gainesville, Florida 32614.

ARTICLE 4 - INCORPORATOR

The name and street address of the incorporator of this Corporation is:

                            Elsie Sanchez
                            343 Almeria Avenue
                            Coral Gables, Florida 33134
ARTICLE 5 - OFFICERS

The officers of the Corporation shall be:

                             President: Rob A. Rill
                             Secretary: Rob A. Rill
                             Treasurer: Rob A. Rill

whose addresses shall be the same as the principal office of the Corporation.

ARTICLE 6 - DIRECTOR(S)

The Director(s) of the Corporation shall be:

                              Rob A. Rill

whose addresses shall be the same as the principal office of the Corporation.

ARTICLE 7 - CORPORATE CAPITALIZATION

      7.1 The maximum number of shares that this Corporation is authorized to have outstanding at any time is ONE HUNDRED MILLION (100,000,000) shares of common stock, each share having the par value of ONE CENT ($0.01).

      7.2 No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

      7.3 The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

      7.4 The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or conditions of redemption of the stock.

ARTICLE 8 - SHAREHOLDERS' RESTRICTIVE AGREEMENT

      All of the shares of stock of this Corporation may be subject to a Shareholders' Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and transferability of the shares of stock of the Corporation. A copy of the Shareholders' Restrictive Agreement, if any, is on file at the principal office of the Corporation.

ARTICLE 9 - POWERS OF CORPORATION

      The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

ARTICLE 10 - TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE 11 - REGISTERED OWNER(S)

      The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE 12 - REGISTERED OFFICE AND REGISTERED AGENT

      The initial address of registered office of this Corporation is Spiegel & Utrera, P.A., located at 343 Almeria Avenue, Coral Gables, Florida 33134. The name and address of the registered agent of this Corporation is Spiegel & Utrera, P.A., 343 Almeria Avenue, Coral Gables, Florida 33134.

ARTICLE 13-BYLAWS

      The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

ARTICLE 14 - EFFECTIVE DATE

These Articles of Incorporation shall be effective immediately upon approval of the Secretary of State, State of Florida.

ARTICLE 15-AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

ARTICLE 16-INDEMNIFICATION

      The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation's request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual's status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to "director", "officer", "employee" and "agent" shall include the heirs, estates, executors, administrators and personal representatives of such persons.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this March 16, 1999.

                                                       Elsie Sanchez
                                               _____________________________
                                                Elsie Sanchez, Incorporator

ACCEPTANCE OF REGISTERED AGENT DESIGNATED
IN ARTICLES OF INCORPORATION

      Spiegel & Utrera, P.A., having a business office identical with the registered office of the Corporation name above, and having been designated as the Registered Agent in the above and foregoing Articles of Incorporation, is familiar with and accepts the obligations of the position of Registered Agent under the applicable provisions of the Florida Statutes.

                Spiegel & Utrera, P.A.


                ______________________
                 By: Natalia Utrera
                 Vice President


[CAPTION]
EX-3.1
FILED JAN 11, 2000
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
CYCLE-PARTS.COM, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the Florida profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Amendments adopted:

Article 1- Name is changed as follows:

        The name of the Corporation is Rider News.com, Inc. (hereinafter, "the Corporation").

Article 3 - Principal Office is changed as follows:

The address of the principal office of this Corporation is 127 South 1st Ave., Unit 8, Jacksonville Beach, FL 32250 and the mailing address is 127 South 1st Ave., Unit 8, Jacksonville Beach, FL 32250.

Article 5 - Officers is changed as follows:

The officers of the Corporation shall be :

                           President: Karen Bohringer
                           Secretary/Treasurer: Gerald I. Quinn

whose addresses shall be the same as the principal office of the Corporation.

Article 6 - Directors is changed as follows:

The Directors of the Corporation shall be:

                                Karen Bohringer
                                Gerald I. Quinn

whose addresses shall be the same as the principal office of the Corporation.

Article 12 - Registered Office and Registered Agent is changed as follows:

The address of the Registered Office of the Corporation is 127 South 1st Ave., Unit 8, Jacksonville Beach, FL 32250. The name and address of the Registered Agent of this Corporation is Michael Patterson, 127 South 1st Ave., Unit 8, Jacksonville Beach, FL 32250.

Having been named as Registered Agent and to accept service of process for the above stated Corporation, the undersigned hereby accepts the appointment as Registered Agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relative to the proper and complete performance of his duties, and he is familiar with and accepts the obligations of his position as Registered Agent.

              Michael Patterson                         12/31/99
              __________________________
              MICHAEL PATTERSON                          (Date)

Article 13 - By-Laws is changed as follows:

The Board of Directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

SECOND: The date of each amendment's adoption is December 14, 1999.

THIRD: The amendments to Articles 1 and Article 6 were approved by the Shareholders. The number of votes cast for the amendments was sufficient for approval. All other amendments were adopted by the Board of Directors without shareholder action and shareholder action was not required.

Signed this 31 day of December, 1999.
Signature:  Gerald I. Quinn
            Name: Gerald I. Quinn
            Director

[CAPTION]
EX-3.2
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF RIDERNEWS.COM, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation, by shareholder written consent, which was sufficient for approval, on June 26, 2000:

ARTICLE 1-NAME

The name of the Corporation is RIDERNEWS.COM, INC., (hereinafter,
"Corporation").

ARTICLE 2 - PURPOSE OF CORPORATION

The Corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Florida.

ARTICLE 3 - PRINCIPAL OFFICE

The address of the principal office of this Corporation is 1206 La Paloma Place, Lady Lake, FL 32159 and the mailing address is 1206 La Paloma Place, Lady Lake, FL 32159.

ARTICLE 4 - OFFICERS:

The officers of the Corporation are :

                         President: Karen Bohringer
                  Secretary/Treasurer: Vincent van den Brink

whose addresses shall be the same as the principal office of the Corporation.

ARTICLE 5 - DIRECTORS:

The Directors of the Corporation are:

                              Karen Bohringer
                              Gerald I. Quinn

whose addresses shall be the same as the principal office of the Corporation.


ARTICLE 6 - CORPORATE CAPITALIZATION

6.1 The maximum number of shares that this Corporation is authorized to have outstanding at any time is ONE HUNDRED MILLION (100,000,000) shares of common stock, each share having the par value of ONE CENT ($0.01).

6.2 No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

 6.3 The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

6.4 The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or conditions of redemption of the stock.

ARTICLE 7 - SHAREHOLDERS' RESTRICTIVE AGREEMENT

All of the shares of stock of this Corporation may be subject to a Shareholders' Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and transferability of the shares of stock of the Corporation. A copy of the Shareholders' Restrictive Agreement, if any, is on file at the principal office of the Corporation.

ARTICLE 8 - POWERS OF CORPORATION

The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

ARTICLE 9 - TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE 10 - REGISTERED OWNER(S)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLES 11 - REGISTERED OFFICE AND REGISTERED AGENT IS CHANGED AS FOLLOWS:

The address of the Registered Office of the Corporation is 1206 La Paloma Place, Lady Lake, FL 32159. The name and address of the Registered Agent of this
Corporation is Michael Patterson, 1206 La Paloma Place, Lady Lake, FL 32159.

Having been named as Registered Agent and to accept service of process for the above stated Corporation, the undersigned hereby accepts the appointment as Registered Agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relative to the proper and complete performance of his duties, and he is familiar with and accepts the obligations of his position as Registered Agent.



__________________________                   June 29, 2000
MICHAEL PATTERSON                               (Date)


ARTICLE 12-BYLAWS

The Board of Directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by- laws of the Corporation; provided, however, that, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

ARTICLE 13-AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of

Incorporation or any amendment hereto are granted subject to this  reservation.

ARTICLE 14-INDEMNIFICATION

The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation's request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual's status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to "director", "officer", "employee" and "agent" shall include the heirs, estates, executors, administrators and personal representatives of such persons.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Amended and Restated Articles of Incorporation under the laws of the State of Florida, this June 29, 2000.


Signature:      Vincent van den Brink
                ____________________
          Name: VINCENT VAN DEN BRINK
                Director and Secretary

[CAPTION]
BY LAWS OF
CYCLE-PARTS.COM, INC.

ARTICLE I-OFFICES

The principal office of the corporation shall be established and maintained as designated in the Articles of incorporation. The corporation may also have offices at such places within or without the State of Florida as the Board of Directors (hereinafter, "Board") may from time to time establish.

ARTICLE II-STOCKHOLDERS

1. PLACE OF MEETINGS. Meetings of the Stockholders shall be held at the principal office of the corporation or at such place within or without the State of Florida as the Board shall authorize.

2. ANNUAL MEETING. The annual meeting of Stockholders shall be held on the first Monday of each year in the month which this Corporation's initial Articles of Incorporation were first filed with the Secretary of State; however, if such day falls on a legal holiday, then on the next business day following at the same time, the Stockholders shall elect a Board and transact such other business as may properly come before the meeting.

3. SPECIAL MEETINGS. Special meetings of the Stockholders may be called by the Board or by the President or at the written request of Stockholders owning a majority of the stock entitled to vote at such meeting. A meeting requested by the Stockholders shall be called for a date not less than ten nor more than sixty days after a request is made. The Secretary shall issue the call for the meeting unless the President, the Board or the Stockholders shall designate another to make said call.

4. NOTICE OF MEETINGS. Written Notice of each meeting of Stockholders shall state the purpose of the meeting and the time and place of the meeting. Notice shall be mailed to each Stockholder having the right and entitled to vote at such meetings, at his last address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any Stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any Stockholder may waive notice of any meeting either before, during or after the meeting.

5. RECORD DATE. The Board may fix a record date not more than forty days prior to the date set for a meeting of Stockholders as the date of which the Stockholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.
 Notice that such date has been fixed may be published in the city, town or county where the principal office of the corporation is located and in each city or town where a transfer agent of the stock of the corporation is located.

6.   VOTING.   Every Stockholder shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share of voting stock recorded in his name on the books of the corporation on the record date as fixed by the Board. If no record date was fixed, on the date of the meeting the book of records of Stockholders shall be produced at the meeting upon the request of any Stockholder. Upon demand of any Stockholder, the vote for Directors and the vote upon any question before the meeting, shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote.

7. QUORUM. The presence, in person or by proxy, of Stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the Stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the Stockholders entitled to vote thereat present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

8. PROXIES. At any Stockholders' meeting or any adjournment thereof, any Stockholder of record having the right and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after three years from the date of the instrument unless the instrument provides for a longer period. In the event that any such instrument provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all persons so designated unless the instrument shall otherwise provide.

9. STOCKHOLDER LIST. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its Stockholders who are entitled to notice of a Stockholders' meeting. Such list shall be arranged by voting group with the names and addresses of, and the number and class and series if any, of shares held by each. This list shall be available for inspection by any Stockholder for a period of ten days prior to the meeting.

ARTICLE III-DIRECTORS

1. BOARD OF DIRECTORS. The business of the corporation shall be managed and its corporate powers exercised by a Board each of whom shall be of full age. It shall not be necessary for Directors to be Stockholders. The number of Director(s) shall be determined by the Stockholders at their annual meeting.

2. ELECTION AND TERM OF DIRECTORS. Directors shall be elected at the annual meeting of Stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until the Director's prior resignation or removal.

3. VACA N C I ES. If the office of any Director, member of a committee or other office becomes vacant the remaining Directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until a successor shall be duly chosen.

4. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed with or without cause by vote of a majority of all the stock outstanding and entitled to vote at a special meeting of Stockholders called for that purpose.

5. NEWLY CREATED DIRECTORSHIPS. The number of Directors may be increased by amendment of these By-laws by the affirmative vote of a majority of the Directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

6. RESIGNATION. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7. OUORUM OF DIRECTORS. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

8. PLACE AND TIME OF BOARD MEETINGS. The Board may hold its meetings at the office of the corporation or at such other places either within or without the State of Florida as it may from time to time determine.

9. REGULAR ANNUAL MEETING. A regular meeting of the Board shall be held immediately following the annual meeting of the Stockholders at the place of such annual meeting of Stockholders.

10. NOTICE OF MEETINGS OF THE BOARD. Regular meetings of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail or by wire or by facsimile; special meetings shall be called by the President or by the Secretary in a like manner on written request by two Directors. Notice of a meeting need not be given to any Director who submits a Waiver of Notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

11. EXECUTIVE AND OTHER COMMITTEES. The Board, by resolution, may designate two or more of their number to one or more committees, which, to the extent provided in said resolution or these By-laws may exercise the powers of the Board in the management of the business of the corporation.

12. COMPENSATION. No compensation shall be paid to Directors, as such for their services, but by resolution of the Board a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV-OFFICERS

1. OFFICERS, ELECTION AND TERM.

1.1 The Board may elect or appoint a Chairman, a President, one or more Vice-Presidents, a Secretary, an Assistant Secretary, a Treasurer and an Assistant Treasurer and such other officers as it may determine who shall have duties and powers as hereinafter provided.

1.2 All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected or appointed and qualified.

2.  REMOVAL, RESIGNATION, SALARY ETC.

      2.1   Any officer elected or appointed by the Board may be removed by
the              Board with or without cause.
      2.2   In the event of the death, resignation or removal of an officer,
the              Board in its discretion.
      may elect or appoint a successor to fill the unexpired term.
      2.3   Any two or more offices may be held by the same person.
      2.4   The salaries of all officers shall be fixed by the Board.
      2.5 The Directors may require any officer to give security for the faithful performance of his duties.

3. CHAIRMAN. The Chairman of the Board, if one be elected, shall preside at ail meetings of the Board and shall have and perform such other duties from time to time as may be assigned to him by the Board or the executive committee.

4. PRESIDENT. The President may be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of the President of the corporation. The President shall preside at all meetings of the Stockholders if present there at, and in the absence or non-election of the Chairman of the Board, at all meetings of the Board, and shall have general supervision direction and control of the business of the corporation. Except as the Board shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts in behalf of the corporation and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the

Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

5. VICE PRESIDENTS. During the absence or disability of the President, the Vice-President, or if there be more than one, the executive Vice-President, shall have all the powers and functions of the President. Each
Vice-President shall perform such other duties as the Board shall prescribe.

6. SECRETARY. The Secretary shall attend all meetings of the Board and of the Stockholders, record all votes and minutes of all proceedings in a book to kept for that purpose, give or cause to be given notice of all meetings of Stockholders and of meetings and special meetings of the Board, keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board or the President, when required, prepare or cause to be prepared and available at each meeting of Stockholders a certified list in alphabetical order of the names of Stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the Board or assigned by the President.

7. ASSISTANT SECRETARIES. During the absence or disability of the Secretary, the Assistant-Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board, disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements, render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all the transactions made as Treasurer and of the financial condition of the corporation: The Treasurer shall also render a full financial report at the annual meeting of the Stockholders if so requested. The Treasurer may request and shall be furnished by all corporate officers and agents with such reports and statements as he may require as to all financial transactions of the corporation, and perform such other duties as are designated by these By-laws or as from time to time are assigned by the Board.

9. ASSISTANT TREASURERS. During the absence or disability of the Treasurer, the Assistant Treasurer, or if there be more than one, the one so designated by the Treasurer or the Board, shall have all the powers and functions of the Treasurer.

10. SURETIES AND BONDS. In case the Board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of duties to the corporation and including responsibility for negligence and for the accounting of all property, funds or securities of the corporation which the officer or agent may be responsible for.

ARTICLE V - CERTIFICATES FOR SHARES

1. CERTIFICATES. The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name, the number of shares and shall be signed by the President and Secretary and shall bear the corporate seal. When such certificates are signed by the transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.

2. LOST OR DESTROYED CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion as a condition preceding the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3. TRANSFER OF SHARES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer ledger. No transfer shall be made within ten days next preceding the annual meeting of the Stockholders.

4. CLOSING TRANSFER BOOKS. The Board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding

4.1 any Stockholder's meeting, or
4.2 any date upon which Stockholders shall be called upon to ol have a right to take action without a meeting, or
4.3 any date fixed for the payment of a dividend or any other form of distribution, and only those Stockholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of
4.3.1 receiving notice of or voting at such meeting or
4.3.2 allowing them to take appropriate action, or
4.3.3 entitling them to receive any dividend or other form of distribution.

ARTICLE VI - DIVIDENDS

The Board may out of funds legally available, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends for such other purposes as the Board shall deem conducive to the interest of the corporation.

ARTICLE VII - CORPORATE SEAL

The seal of the corporation shall bear the name of the corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA" or "OFFICIAL CORPORATE SEAL, FLORIDA". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

ARTICLE VIII - EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or gents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board.

ARTICLE IX - FISCAL YEAR

The fiscal year shall begin on the first day of each year.

ARTICLE X - NOTICE AND WAIVER OF NOTICE

1. SUFFICIENCY OF NOTICE. Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a United States Postal Service post office mail collecting container in a sealed portage-paid wrapper, addressed to the person entitled thereto at the last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

2. WAIVERS. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XI - CONSTRUCTION

Whenever a conflict arises between the language of these By-laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

ARTICLE XII - CLOSE CORPORATION

1. CONDUCT OF BUSINESS WITHOUT MEETINGS. Any action of the Stockholders, Directors or committee may be taken without a meeting of consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the Secretary of the corporation as part of the proceedings of the Stockholders, Director or committees as the case may be.

2. MANAGEMENT BY STOCKHOLDERS. In the event the Stockholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the corporation in lieu of Directors, the Stockholders of the corporation shall be deemed Directors for the purposes of these By-laws and wherever the words "Directors", "Board of Directors" or "Board" appear in these Bylaws those words shall be taken to mean Stockholders.

3. MANAGEMENT BY A BOARD. The Stockholders may, by majority vote, create a Board to manage the business of the corporation and exercise its corporate powers.

ARTICLE XIII -AMENDMENTS

These By-laws may be altered or repealed and By-laws may be made at any annual meeting of the Stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to made contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board if notice of the proposed alteration or repeal to be made is contained in the notice of such special meeting.

ARTICLE XIX - EMERGENCY BY-LAWS

1.  CONDUCT OF BUSINESS WITHOUT MEETINGS.  Pursuant to Florida Statue
607.0207 the corporation adopts the following By-laws, which shall be effective only if a quorum of the Directors of the corporation cannot be readily assembled because of some catastrophic event.

2. CALLING A MEETING. In the event of such catastrophic event, any member of the Board shall be authorized to call a meeting of the Board. Such member calling an emergency meeting shall use any means of communication at their disposal to notify all other members of the Board of such meeting.

3. OUORUM. Any one member of the Board shall constitute a quorum of the Board. The members of the Board meeting during such an emergency, may select any person or persons as additional Board members, officers or agents of the corporation.

4. INDEMNIFICATION. The members of such emergency Board are authorized to utilize any means at their disposal to preserve and protect the assets of the corporation. Any action taken in good faith and acted upon in accordance with these By-laws shall bind the corporation; and the corporation shall hold harmless any Director, officer, employee or agent who undertakes an action pursuant to these By-laws.

5. TERMINATION OF EMERGENCY BY-LAWS. These emergency By-laws shall not be effective at the end of the emergency period.


[CAPTION]
 EX-23.1

To the Board of Directors of RiderNews.com, Inc.:

I hereby consent to the use in this Form 8-K of our report dated May 30, 2000 relating to the financial statements of RiderNews.com, Inc..

Kurt D. Saliger, C.P.A.
___________________________
Certified Public Accountant
Las Vegas, Nevada
June 22, 2000